                                                                   Exhibit 10.13

                                    SUBLEASE

         THIS SUBLEASE is made and entered into this ___ day of April, 2000, by and between ALAMO RENT-A-CAR LLC, a Delaware limited liability company, as successor to VALUE RENT -A-CAR, INC. ("Landlord") and PARTSBASE.COM, INC., a Texas corporation ("Tenant").

1.       BASIC SUBLEASE PROVISIONS.

         A. PROPERTY ADDRESS: One Park Place, 621 NW 53rd Street, Boca Raton, FL ("Building"), legally described on Exhibit "A" attached hereto and made a part hereof.

         B. TENANT'S ADDRESS (for notices):
                                          Prior to the Commencement Date:
                                          Partsbase.Com, Inc.
                                          7171 North Federal Highway
                                          Boca Raton, FL 33487
                                          Attention: Nick Backi

                                          On and following Commencement Date:
                                          at the Premises
                                          Attn: Nick Baki

                                          With a copy to:
                                          Leslie Robert Evans & Associates, P.A.
                                          214 Brazilian Avenue, Suite 200
                                          Palm Beach, FL.  33480
                                          Attn:  Leslie Robert Evans, Esq.

         C. LANDLORD'S ADDRESS (for notices):
                                          Alamo Rent-A-Car LLC
                                          200 S. Andrews Avenue
                                          Fort Lauderdale, FL 33301
                                          Attn: Art Turpel

                  WITH A COPY TO:         Akerman, Senterfitt & Eidson, P.A.
                                          350 E. Las Olas Blvd., 16th Floor
                                          Fort Lauderdale, FL 33301
                                          Attn: David A. Reed, Esq.

         D. PRIME LANDLORD: Canpro Investments Ltd., a corporation organized under the laws of Canada ("Prime Landlord").

         E. PRIME LANDLORD'S ADDRESS (for notices):
                                          Canpro Investments Ltd.
                                          621 N.W. 53rd Street
                                          Suite 100
                                          Boca Raton, FL 33487

         F. IDENTIFICATION OF PRIME LEASE AND ALL AMENDMENTS THERETO: See Exhibit "B" attached hereto and made a part hereof ("Prime Lease").

         G. ESTIMATED DELIVERY DATE: June 7, 2000. Tenant agrees that Landlord may, upon delivery of the Demised Premises to Tenant on the Estimated Delivery Date, require an additional period of time not to exceed the Outside Delivery Date, for purposes of moving its equipment, furniture and other items out of the "computer room," and that such additional period of time shall not otherwise affect Tenant's acceptance of delivery of the Demised Premises or the validity of this Sublease, provided Landlord vacates the computer room prior to the Outside Closing Date.

         H. OUTSIDE DELIVERY DATE: June 9, 2000.

         I. TERM: The Expiration Date of the Term is October 31, 2006, unless sooner terminated in accordance with the terms and provisions of this Sublease.

         J. BASE RENT: Base Rent shall include Minimum Annual Rent, payable in accordance with the terms and conditions of the Prime Lease. Notwithstanding the foregoing, from the Commencement Date until February 28, 2001 (the "Reduction Period"), Tenant shall only be obligated to pay a portion of Minimum Annual Rent equal to the product obtained by multiplying 25,000 square feet by the monthly rate per rentable square foot (derived by dividing the applicable annual rate per rentable square foot by 12) set forth in the Prime Lease applicable to such period (the "Reduced Rent"). Landlord shall remain liable for and shall make timely payment to the Prime Landlord of the difference in Minimum Annual Rent and the Reduced Rent during the Reduction Period. Effective March 1, 2001, Tenant shall be fully and solely responsible for the payment of all Minimum Annual Rent required to be paid by the Prime Lease. Tenant's Reduced Rent as set forth herein shall not affect or operate to reduce in any way Tenant's obligation to pay the full amount of all other payment obligations required by the Prime Lease, including, without limitation, all Additional Rent (as hereinafter defined).

         K. ADDRESS FOR PAYMENT OF RENT: See address for Prime Landlord notices above.

         L. INTENTIONALLY DELETED.

         M. DESCRIPTION OF DEMISED PREMISES: Approximately 35,668 square feet of floor area on the 7th floor of the Building, commonly known as Suite 700, all as more particularly described in the Prime Lease ("Demised Premises").

         N. SECURITY DEPOSIT: Five Hundred Thousand and 00/100 Dollars ($500,000.00) ("Security Deposit"), due and payable to Landlord on the date of execution of this Sublease by Tenant, either (i) in cash, via wire transfer to an account and financial institution designated (or otherwise agreed to) by Landlord, or (ii) an irrevocable and unconditional letter of credit ("Letter of Credit"), in a form and from a financial institution reasonable acceptable to Landlord.

         O. TENANT'S USE: General Office, including, but not limited to, the use of conference and computer facilities, employee kitchen and related facilities, sales activity and other legally permitted uses consistent with office usage, and for no other purpose.

         P. BROKER: Lancore Realty, Inc.

         Q. APPLICABLE STATE: Florida

2. PRIME LEASE. Landlord is the tenant under the Prime Lease with Prime Landlord. Landlord represents to Tenant that to the best of Landlord's knowledge: (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord relating to the leasing, use, and occupancy of the Demised Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect, and has not been modified or amended, and (c) no event of default has occurred under the Prime Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute and event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure.

3. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord the Demised Premises.

4. TERM. The term of this Sublease (hereinafter "Term") shall commence on the date (hereinafter "Commencement Date") which is the earlier to occur of:

         A. June 7, 2000; or

         B. The date Tenant first occupies all or part of the Demised Premises. The Term shall expire on the date ("Expiration Date") specified in SECTION 1(I), unless sooner terminated as otherwise provided elsewhere in this Sublease. There are no renewal options or rights to renew the Sublease, or rights provided to Tenant to expand the Demised Premises, notwithstanding any provision in the Prime Lease to the contrary.

         C. Should Landlord fail to deliver the Demised Premises to Tenant within ten (10) days of the Outside Delivery Date for a reason other than the default of Tenant, then Tenant shall be entitled to exercise, as its sole and exclusive remedy, either one of the following remedies: (i) terminate this Sublease by providing Landlord with written notice, whereupon the parties shall be relieved of all obligations hereunder, except any indemnity by Tenant relating to brokers, hazardous wastes or otherwise shall survive such termination, or (ii) file an action at law seeking any actual damages incurred by Tenant from and after June 17, 2000 as a result of Landlord's failure to deliver the Demised Premises, provided that Tenant acknowledges and agrees that in no event shall such damages exceed the total sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00), or include any consequential, punitive or incidental damages.

5. POSSESSION AND USE. Landlord agrees to deliver possession of the Demised Premises on or before the Estimated Delivery Date in "broom clean" condition, in the same condition it currently is as of the date hereof, reasonable wear and tear and damage due to casualty excepted, and in accordance with Exhibit "C" attached hereto and made a part hereof. Except for the foregoing, Tenant agrees to accept the Demised Premises in absolutely "AS IS" condition, with any and all existing defects, and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Demised Premises, and Tenant agrees to accept this Sublease subject thereto. Tenant acknowledges that neither Landlord nor Landlord's employees, agents or contractors have made any representation or warranty as to the condition of the Demised Premises or the suitability thereof for the conduct of Tenant's business, and Tenant's determination of the suitability of the Demised Premises for its intended purposes is based solely on its own inspections, and not on any representation or warranty of Landlord, its agents or employees.

The Demised Premises shall be used and occupied only for the Tenant's Use set forth in SECTION 1(O).

6. RENT. Beginning on the June 17, 2000, Tenant agrees to pay the Base Rent set forth in SECTION 1(J) to Prime Landlord at the address specified in SECTION 1(K), or to such other payee or at such other address as may be designated by notice in writing from Prime Landlord to Tenant or Landlord, without prior demand therefor and without any setoff or deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be prorated for partial months at the beginning and end of the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Sublease in addition to Base Rent, including without limitation, Operating Expenses and Taxes (as defined in the Prime Lease) shall be deemed "Additional Rent," and Base Rent and Additional Rent shall hereinafter collectively be referred to as "Rent." Concurrently with the payment of Rent hereunder, Tenant shall also pay all Sales Taxes (as defined in the Prime Lease) on Rent. Tenant's covenant to pay Rent shall be independent of every other covenant in this Sublease. Prior to the Commencement Date, Tenant shall deliver to Leslie Robert Evans & Associates, P.A., 214 Brazilian Avenue, Suite 200, Palm Beach, FL 33480 Attn: Leslie Robert Evans, Esq. ("Escrow Agent") the sum of Six Hundred Seventy One Thousand Eight Hundred Twenty Four and 59/100 ($671,824.59), representing an amount reasonably estimated by Landlord to be the amount of Rent for the first twelve (12) months of the Term (the "Prepaid Rent"). The Prepaid Rent shall be held by Escrow Agent in accordance with an escrow agreement (the form of which shall be mutually agreeable to both parties and executed prior to the Commencement Date), and remitted by Escrow Agent to Prime Landlord as and when Rent shall be due and payable pursuant to the Prime Lease. Within thirty
(30) days following the expiration of the twelveth (12th) month of the Term, Escrow Agent shall reconcile such prepaid amount with the actual amount of Rent paid by Landlord under the Prime Lease, and any shortfall (or credit) provided by Landlord or Tenant, as applicable within twenty (20) days thereafter.

7.       ADDITIONAL RENT, LATE CHARGES.

         A. If and to the extent that Landlord is obligated to pay Additional Rent under the Prime Lease, whether such Additional Rent is to reimburse Prime Landlord for taxes, operating expenses, insurance, common area maintenance charges or other expenses incurred by the Prime Landlord in connection with the Building, Tenant shall pay such amounts to Prime Landlord. Such payment shall be due from Tenant to Prime Landlord on or before the date upon which Landlord's payment of such Additional Rent is due to the Prime Landlord in accordance with the Prime Lease. Landlord and Tenant shall cooperate in good faith to reconcile such amounts due under the Prime Lease, to ensure that Tenant shall only be responsible for the payment of all amounts which relate to periods on and following the Commencement Date, and Landlord is responsible for the payment of all amounts which relate to periods prior to the Commencement Date.

         B. If any Rent or Additional Rent is not paid as and when required by the Prime Lease or as otherwise set forth herein, Tenant shall pay to Landlord, in addition to the amount then delinquent, the "Late Charge" as set forth in the Prime Lease.

8. TENANT'S OBLIGATIONS. Tenant shall be responsible for, and shall pay for all maintenance, repairs and replacements as to the Demised Premises and its equipment, to the extent Landlord is obligated to perform the same under the Prime Lease.

9. QUIET ENJOYMENT. Landlord represents that is it has full power and authority to enter into this Sublease, subject to the consent of the Prime Landlord. So long as Tenant is not in default in the performance of its covenants and agreement in this Sublease, Tenant's quiet and peaceable enjoyment of the Demised Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

10. TENANT'S INSURANCE. Tenant shall procure and maintain, at its own cost and expense, such liability and business interruption insurance as is required to be carried by Landlord under the Prime Lease, naming Landlord, as well as Prime Landlord, as additional insureds and such property insurance as is required to be carried by Landlord under the Prime Lease. If the Prime Lease requires Landlord to insure leasehold improvements or alterations, then Tenant shall insure such leasehold improvements which are located in the Demised Premises, as well as alterations in the Demised Premises made by Tenant. Tenant shall furnish to Landlord a certificate of Tenant's insurance required hereunder not later than ten (10) days prior to Tenant's taking possession of the Demised Premises. Such insurance shall provide that coverage will not be canceled or materially altered without at least thirty (30) days prior written notice to Landlord and Prime Landlord.

Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby waive and release all claims against each other, and against the agents and employees of each other, for any loss or damage sustained by each other to the extent such claims are or could be insured against under any standard broad form policy of fire and extended coverage insurance, or under any fire and extended casualty insurance policy maintained by Landlord or Tenant under this Sublease, or required to be maintained by Landlord or Tenant under this Sublease, regardless of whether such policy is in effect at the time of the loss. Landlord and Tenant will cause their respective insurance carriers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with damage to the Building or the Demised Premises or any portions thereof or any personal property thereon; provided, however, that failure to obtain such endorsements shall not affect the release hereinabove given. Tenant will cause all other occupants of the Demised Premises claiming by, under or through Tenant to execute and deliver to Landlord a waiver of claims similar to the aforementioned waiver and to obtain such waiver of subrogation rights endorsements.

11. ASSIGNMENT OR SUBLETTING. Except as otherwise permitted by Tenant in the Prime Lease, Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant's interest by operation of law; (iii) further sublet the Demised Premises or any part thereof; or (iv) permit the occupancy of the Demised Premises or any part thereof by anyone other than Tenant without the prior written consent of Landlord. Landlord's consent to an assignment of this Sublease or a further sublease of the Demised Premises shall not be unreasonably withheld or delayed.

         A. No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Tenant hereunder shall have been cured. No permitted assignment or subletting shall relieve Tenant from Tenant's obligations and agreements hereunder and Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made.

         B. This prohibition against certain assignments or subletting without Landlord's written consent shall be construed to include prohibition against any assignment or subletting by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary. It is understood that Prime Landlord's consent under the Prime Lease shall also be required in connection with any such assignment, sublease or transfer. Tenant shall provide any notice required by the Prime Lease to Landlord and Prime Landlord.

         C. The consent by Landlord to any assignment, transfer, or subletting to any party shall not be construed as a waiver or release of Tenant under the terms of any covenant or obligation under this Sublease, nor shall the collection or acceptance of Rent and/or Additional Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant with respect to any covenant or obligation contained in this Sublease, nor shall any such assignment, transfer or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment, transfer or subletting.

         D. If Landlord shall give its consent to any assignment of this Sublease or to any sublease, Tenant shall, in consideration thereof, pay to the Landlord, as Additional Rent, an amount equal to one hundred percent (100%) of all sums and other consideration paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublet within thirty (30) days after the same has been paid by the assignee or sublessee to Tenant.

12. RULES. Tenant agrees to comply with all rules and regulations that Prime Landlord has made or may hereafter from time to time make for the Building pursuant to the Prime Lease. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

13. REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in SECTION 8 hereof and Tenant shall, at Tenant own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Demised Premises or to Tenant's particular use or manner of use thereof, as may be required by the Prime Lease.

14. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Demised Premises, or of a taking of all or part of the Demised Premises under the power of eminent domain, the terms and provisions of the Prime Lease shall control. In the event Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to such rent abatement. If the Prime Lease imposes on Landlord the obligation to repair or restore leasehold improvements or alterations. Tenant shall be responsible for repair or restoration of leasehold improvements or alterations; Tenant shall make any insurance proceeds resulting from the loss which Landlord is obligated to repair or restore available to Landlord and shall permit Landlord to enter the Demised Premises to perform the same.

15. ALTERATIONS. Tenant may make alterations to the Demised Premises ("Alterations") in accordance with the Prime Lease. The consent of Landlord shall be obtained if and when the consent of Prime Landlord shall be required in the Prime Lease. Notwithstanding anything to the contrary, Tenant shall not make any Alterations in or additions to the Demised Premises if to do so would constitute a default under the Prime Lease. In addition, Tenant shall indemnify, defend and hold harmless Landlord against liability, loss, cost, damage, liens and expense imposed on Landlord arising out of the performance of Alterations by Tenant.

16. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Demised Premises, Tenant will at once surrender and deliver up to the Demised Premises, together with all improvements thereon, to Landlord as required by the Prime Lease.

17. REMOVAL OF TENANT'S PROPERTY. Upon the expiration of this Sublease, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures") in accordance with the Prime Lease and this Sublease.

18. HOLDING OVER. Tenant shall have no right to occupy the Demised Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Tenant's right to possession in consequence of an Event of Default hereunder. In the event Tenant or any party claiming by, through or under Tenant holds over, then Tenant shall be deemed a tenant at sufferance and Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Demised Premises, and to recover damages, including without limitation, damages payable by Landlord to Prime Landlord by reason of such holdover. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Demised Premises after the expiration of this Sublease or after termination of this Sublease or Tenant's right to possession, Tenant shall pay, as a minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of Base Rent and Additional Rent payable by Tenant hereunder immediately prior to the expiration or other termination of this Sublease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

19. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Demised Premises, or the building arising from any act or omission of Tenant shall accrue only against the subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the interest of Landlord in the Demised Premises leased pursuant to the Prime Lease. Notwithstanding the foregoing, if any mechanic's lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Demised Premises or the leasehold created by this Sublease or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Sublease. In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum.

20. INDEMNITY. Tenant shall indemnify the Landlord and hold the Landlord harmless from all losses, damages, liabilities and expenses to the same extent which Landlord is indemnifying Prime Landlord under the Prime Lease, which shall include all losses, damages, liabilities and expenses which Landlord may pay or incur by reason of any violation of the terms and provisions of this Sublease by Tenant or its employees, contractors or agents during the Sublease Term. Additionally, Tenant agrees to indemnify the Landlord and hold Landlord harmless from all losses, damages, liabilities and expenses which Landlord may incur, or for which Landlord may be liable to Prime Landlord, arising from the acts or omissions of Tenant which are the subject matter of any indemnity or hold harmless of Landlord to Prime Landlord under the Prime Lease.

21. LANDLORD'S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, to inspect the Demised Premises.

22. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein and in the Prime Lease, that is to say, if:

         A. Tenant shall default in any payment of Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for five (5) days after notice thereof in writing to Tenant (provided no such notice and cure period shall be required for a monetary breach by Tenant more than three (3) times in any twelve (12) month period); or

         B. Tenant shall, by its act or omission to act, cause or commit an Event of Default under the Prime Lease and such Event of Default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

         C. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for twenty (20) days after notice thereof in writing to Tenant

If Tenant is in default of this Sublease, Landlord may, exercise any action or remedy against Tenant provided to Prime Landlord in the Prime Lease, at its option, in addition to such other remedies as may be available under the laws of the Applicable State.:

In an Event of Default as aforesaid, Landlord shall also have the right and option to do whatever Tenant is obligated to do under the terms of this Sublease (and enter upon the Demised Premises in connection therewith, if necessary) without being liable for prosecution or any claim of damages therefor, and Tenant agrees to reimburse Landlord upon demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Sublease, plus interest thereon at the lesser of the highest rate permitted by law or eighteen percent (18%) per annum, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action. Landlord may cure any default of Tenant without notice to Tenant if an emergency shall exist.

Subject to the notice and cure periods provided herein, Landlord shall have the right to exercise any and all other remedies available to Landlord, in connection with an Event of Default, at law or in equity, including, without limitation, injunctive relief.

23. SECURITY DEPOSIT. To secure the faithful performance by Tenant of all the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed including, but not by way of limitation, such covenants and agreements in this Sublease which become applicable upon the termination of the same by re-entry or otherwise, Tenant has deposited with Landlord the Security Deposit on the understanding that: (a) the Security Deposit or any portion thereof not previously applied, or from time to time, such one or more portions thereof, may be applied to the curing of any default that may then exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay Landlord on demand the amount so applied which shall be added to the Security Deposit so the same may be restored to its original amount; (b) should the Prime Lease be assigned by Landlord, the Security Deposit or any portion thereof not previously applied may be turned over to Landlord's assignee and if the same be turned over as aforesaid, Tenant hereby releases Landlord from any and all liability with respect to the Security Deposit and/or its application or return; (c) if Tenant shall faithfully fulfill, keep, perform and observe all of the covenants, conditions and agreements in this Sublease set forth and contained on the part of Tenant to be fulfilled, kept, performed and observed, the sum deposited or the portion thereof not previously applied, shall be returned to Tenant no later than thirty
(30) days after the expiration of the Term of this Sublease, provided Tenant has vacated the Demised Premises and surrendered possession thereof to Landlord at the expiration of the Term or any extension or renewal thereof as provided herein; (e) in the event that Landlord terminates this Sublease or Tenant's right to possession by reason of an Event of Default by Tenant, Landlord may apply the Security Deposit against damages suffered to the date of such termination and/or may retain the Security Deposit to apply against such damages as may be suffered or shall accrue thereafter by reason of Tenant's default; (f) in the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Tenant, or its successors or assigns, the Security Deposit shall be deemed to be applied first to the payment of any Rent due Landlord for all periods prior to the institution of such proceedings, and the balance, if any, of the Security Deposit may be retained or paid to Landlord in partial liquidation of Landlord's damages. Provided Tenant shall not be in default of this Sublease or any provision of the Prime Lease, beyond any applicable notice and cure period hereunder, Tenant shall be entitled to deliver to Landlord a replacement Letter of Credit in the amount and at the times set forth on EXHIBIT "D" attached hereto and incorporated herein, in a form and from a financial institution reasonably acceptable to

Landlord. Upon Landlord's receipt of an acceptable replacement Letter of Credit (which must be received at least thirty (30) days prior to the expiration of the original Letter of Credit, Landlord shall promptly return the original Letter of Credit being replaced to Tenant.

24. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in SECTION 1 or at such other place as Tenant may from time to time designate by notice in writing to Landlord, or (b) if for Landlord, addressed to Landlord at the address specified in SECTION 1 or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord.

25. PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease. In the event of a termination of the Prime Lease, this Sublease shall automatically terminate as of the date of termination of the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Tenant the benefits of this Sublease and of those provisions of the Prime Lease which by their nature are intended to benefit the party in possession of the Demised Premises, and in order to protect Landlord against a default by Tenant which might cause a default or event of default by Landlord under the Prime Lease, the parties agree to the following:

         A. Tenant shall timely pay all Minimum Annual Rent, Additional Rent and other charges payable by Landlord to Prime Landlord under the Prime Lease;

         B. Except as otherwise expressly provided herein, Tenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Demised Premises. If practicable, Tenant shall perform affirmative covenants which are also covenants of Landlord under the Prime Lease at least five (5) days prior to the date when Landlord's performance is required under the Prime Lease. Landlord shall have the right to enter the Demised Premises to cure any default by Tenant under this Section.

         C. Landlord shall not enter into any amendment to the Prime Lease, unless Landlord shall first obtain Tenant's prior written approval thereof, which consent shall not be unreasonably withheld unless such amendment would have an adverse effect on Tenant's occupancy of the Demised Premises.

         D. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Demised Premises which are to be provided by Prime Landlord under the Prime Lease. Landlord shall have no duty to perform any obligations of Prime Landlord. For example, but not by way of limitation, Landlord shall not be required to provided the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Except as expressly set forth in this Section 25D., Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sublease or waive or defer the performance of any of Tenant's obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Prime Lease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon written notice from Tenant, make demand upon Prime Landlord to perform its obligations under the Prime Lease, and reasonably cooperate with Tenant in undertaking any action mutually agreed to by Landlord and Tenant to secure Prime Landlord's performance thereunder, at Tenant's sole liability, cost and expense. If Prime Landlord fails or refuses to cure any default under the Prime Lease after demand is made for such performance by Landlord, and such default adversely affects Tenant's use and occupancy of the Demised Premises, Landlord shall, at Tenant's request in writing, either: (i) exercise any remedy available to Landlord under the Prime Lease at law or in equity to secure the performance by Prime Landlord of its obligations under the Prime Lease; or (ii) authorize Tenant to exercise any remedies available to Landlord under the Prime Lease at law or in equity against Prime Landlord, provided such action or proceeding shall be at Tenant's sole cost and expense, and Tenant agrees to keep Landlord fully apprised of the status of all such matters, and indemnify and hold Landlord harmless from and against all liability, cost or expense (including reasonable attorneys' fees and costs) suffered or incurred by Landlord in connection therewith.

Notwithstanding anything in the Prime Lease to the contrary, Tenant shall not have the right to exercise any right set forth in Section 41 of the Prime Lease, providing an option to cancel or reduce space, without Landlord's prior written consent, not to be unreasonably withheld, conditioned or delayed.

26. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the parties hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord's approval of this Sublease) with respect to the nature and operation of Tenant's business and/or the financial condition of Tenant. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of Demised Premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-subletting of the Demised Premises or any part thereof. Landlord agrees to use good faith reasonable efforts to assist Tenant in obtaining Prime Landlord's consent; however, in the event such consent is not obtained on or before the Outside Delivery Date, Tenant shall have the right to terminate this Sublease and receive the return of the Security Deposit and all amounts pre-paid by Tenant hereunder.

27. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease other than the Broker as specified in SECTION 1(P), (whose commission shall be paid by Landlord pursuant to a separate agreement between Landlord and Broker), and each party covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

28. FORCE MAJEURE. Neither party hereto shall not be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on such party's part to be performed, if the failure to timely perform same is due in whole or in part to any event set forth in Section 35 of the Prime Lease.

29. RADON DISCLOSURE. In accordance with the requirements of Florida Statutes
Section 404.056(8), the following notice is hereby given to Tenant:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

30. TIME. Time is of the essence.

31. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of Rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of landlord and tenant.

32. APPLICABLE LAW AND CONSTRUCTION. This Sublease shall be governed by and construed in accordance with the laws of the Applicable State and, if any provisions of this Sublease shall to any extent be invalid, the remainder of this Sublease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Sublease. This Sublease may be amended only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Sublease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Sublease shall be construed to mean those named above and their respective heirs, personal representatives, administrators, successors and assigns, and those claiming through or under them, respectively.

33. BINDING EFFECT OF SUBLEASE. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective heirs, personal representatives, administrators, successors and assigns.

34. NO CONSTRUCTION AGAINST PREPARER. This Sublease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Sublease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

35. NUMBER AND GENDER. The terms "Landlord" and "Tenant," wherever used herein, shall be applicable to one or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine and, if there be more than one, the obligations hereof shall be joint and several.

36. ENTIRE AGREEMENT. This Sublease and the exhibits attached hereto and forming a part thereof, as if fully set forth herein, constitute all covenants, promises, agreements, warranties or representations, conditions and understandings between Landlord and Tenant concerning the Demised Premises and there are no covenants, promises, conditions or understandings, either oral or written, between them, other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, change or addition to this Sublease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

37. LEGAL EXPENSES. In the event that it shall become necessary for either Landlord or Tenant to employ the services of attorneys to enforce any of their respective rights under this Sublease or to collect any sums due to them under this Sublease or to remedy the breach of any covenant of this Sublease on the part of the other to be kept or performed, the non-prevailing party (Tenant or Landlord as the case may be) shall pay to the prevailing party such reasonable fee as shall be charged by the prevailing party's attorneys for such services at all trial and appellate levels and post judgment proceedings and such prevailing party shall also have and recover from the non-prevailing party (Landlord or Tenant as the case may be) all other costs and expenses of such suit and any appeal thereof or with respect to any post judgment proceedings.

38. COUNTERPARTS. This Sublease may be executed and delivered in counterparts for the convenience of the parties. In addition, a facsimile transmission signatures shall be deemed original signatures.

39. WAIVER OF TRIAL BY JURY. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other, upon any matters whatsoever arising out of or in any way connected with this Sublease, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

40. HAZARDOUS WASTE. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect, and hold harmless Landlord, its employees, agents, contractors, stockholders, officers, directors, successors and assigns from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, caused by Tenant's failure to comply with all environmental provisions and requirements set forth in the Prime Lease, including, without limitation, the "Environmental Impact Provisions" set forth as Exhibit "____" of the Prime Lease (the "Environmental Requirements").

41. NO RECORDING. Neither this Sublease nor any memorandum hereof will be recorded by Tenant.

42. NO OFFER. Submission of this Sublease to Tenant does not constitute an offer, and this Sublease becomes effective only upon execution and delivery by both Landlord and Tenant.

43. AUTHORITY. Tenant represents and warrants to Landlord that (i) Tenant is a corporation, duly organized, validity existing and in good standing and has the authority to own its property and assets and carry on business in the Applicable State; (ii) the execution of this Sublease constitutes the binding obligation of Tenant and has been authorized by appropriate corporate authority; and (iii) the obligation of Tenant of the Demised Premises will not conflict with or result in a breach of Tenant's articles, bylaws or any agreement that Tenant is a party or by which it may be bound. Landlord represents and warrants to Tenant that (i) Landlord is a limited liability company, duly organized, validity existing and in good standing and has the authority to lease its property and assets and carry on business in the Applicable State; (ii) the execution of this Sublease constitutes the binding obligation of Landlord and has been authorized by appropriate company authority; and (iii) the obligation of Landlord of the Demised Premises will not conflict with or result in a breach of Landlord's articles of formation or any agreement that Landlord is a party or by which it may be bound.

44. SIGNAGE. Tenant shall, at its sole cost and expense, have right to install upon the Demised Premises such signage as shall be permitted, if any, under the terms of the Prime Lease; provided, however, that such signage shall be in compliance with the terms and conditions of the Prime Lease, applicable governmental requirements and any other reasonable requirements imposed by Landlord.

45. PARKING. Tenant shall have the right to the parking spaces provided to Landlord pursuant to the Prime Lease, on a non-exclusive basis. In addition, Tenant shall have the right to eleven (11) assigned, covered parking spaces, which are currently provided to Tenant at $35.00 per month per space, subject to cancellation by Prime Landlord.

46. NON-DISTURBANCE AND ESTOPPEL. Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, to assist Tenant in obtaining a non-disturbance agreement and estoppel statement from Prime Landlord in form and content reasonably acceptable to Prime Landlord, Landlord and Tenant. Such items shall not, however, constitute a condition to the effectiveness of this Sublease. Upon the prior written consent of either party hereto, the other party shall provide an estoppel statement in form and content reasonably acceptable to both parties, which shall include the information set forth in Section 2(b) and (c) hereof.

47. PURCHASE OF WORKSTATIONS. Tenant agrees to purchase the workstations identified on Exhibit "C" attached hereto ("Workstations"), on an "as is" basis, in the same condition as of the date hereof, reasonable wear and tear and damage due to casualty excepted. On or before the Commencement Date of this Sublease, Tenant and Landlord shall execute a Bill of Sale, in form and content reasonably acceptable to both parties. The purchase price for the Workstations shall be the total sum of Two Hundred Nineteen Thousand Eight Hundred and 00/100 Dollars ($219,800.00), payable via wire transfer from Tenant to an account designated by Landlord.

48. SERVICE AGREEMENTS. Prior to the Commencement Date of this Sublease, Landlord shall provide Tenant with copies of all maintenance and service agreements affecting the Demised Premises to which Landlord is a party. Landlord shall assign or otherwise convey its interest in any such agreement in accordance with the request of Tenant, to the extent such agreement may be assigned or transferred. Landlord shall also terminate those agreements which Tenant elects not to assume. Finally, Tenant agrees to assume Landlord's interest in the service agreement for the Generator and the UPS system, to the extent such agreement is assignable, or if such agreement may not be assigned, Tenant shall enter into a new agreement as of the Commencement Date which shall provide for the maintenance and repair of such items.

                            [SIGNATURE PAGE FOLLOWS]

         The parties have executed this Sublease the day and year first above written.


WITNESS:                                LANDLORD:
                                        ALAMO RENT-A-CAR LLC,
                                        a Delaware limited liability company
------------------------

WITNESS:                                By: /s/ G. Mason Hurst II
                                           ------------------------------------
                                        Name: G. Mason Hurst II
                                           ------------------------------------
------------------------                Title: Vice President
                                           ------------------------------------


WITNESS:                                TENANT:
                                        PARTSBASE.COM, INC.,
                                        a Texas corporation

------------------------

WITNESS:                                By: /s/ Robert A. Hammond
                                           ------------------------------------
                                        Name: Robert A. Hammond
                                           ------------------------------------
------------------------                Title: CEO & President
                                           ------------------------------------